Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER

Pursuant to 18 U.S.C. Sec. 1350 and in connection with the accompanying report on Form 10-K for the fiscal year ended December 31, 2010 that contains financial statements for such period and that is being filed concurrently with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of Perficient, Inc. (the “Company”), hereby certifies that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 3, 2011	By:	/s/ Jeffrey S. Davis
Jeffrey S. Davis
Chief Executive Officer and President

Date: March 3, 2011	By:	/s/ Paul E. Martin
Paul E. Martin
Chief Financial Officer